LIBERTY STAR URANIUM & METALS CORP.

5610 E. Sutler Lane

Tucson, Arizona 85712

February 2, 2017

VIA EDGAR NON-PUBLIC TRANSMISSION

Securities and Exchange Commission

Division of Corporation Finance

Division of Filer Support

100 F Street, N.E.

Washington, D.C. 20549

Attention:	FILER SUPPORT

Re:	Liberty Star Uranium & Metals Corp. (CIK: 0001172178)
TRANSMISSION ACCESSION: (0001493152-17-001024)
Form: 8-K
Filed: February 2, 2017

Ladies and Gentlemen:

Liberty Star Uranium & Metals Corp. (the “Company,” “we,” “our” or “us”) hereby respectfully submits its request to permanently remove Form 8-K filed on February 2, 2017 as this filing and Form pertains to another public entity that is unrelated to our Company.

ACCESSION NUMBER: 0001493152-17-001024 was inadvertently filed under Liberty Star Uranium & Metals Corp. on February 2, 2017 by Filing Agent and was intended for a another public company. This Form 8-K does not have any relationship to our Company and is not relevant to our Company, Liberty Star Uranium & Metals Corp.

Please can you modify sec.gov public filing records and permanently remove the Form 8-K filed under Liberty Star Uranium & Metals Corp. on February 2, 2017. Thank you for your prompt attention to this matter.

Sincerely,

/s/ James Briscoe
James Briscoe
Chief Executive Officer